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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  February 27, 2007


                                Osteotech, Inc.
             (Exact name of registrant as specified in its charter)

                                    0-19278
                            (Commission File Number)

                Delaware                                 13-3357370
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
             incorporation)

                   51 James Way, Eatontown, New Jersey  07724
            (Address of principal executive offices, with zip code)

                                 (732) 542-2800
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement


     On February 27, 2007, Osteotech, Inc. (the "Company") entered into the First Amendment, effective as of February 14, 2007 (the "Amendment"), to the Tissue Recovery Agreement dated March 1, 2006 (together with the Amendment, the "Agreement"), between the Company and Community Blood Center d/b/a Community Tissue Services, an Ohio nonprofit organization ("CTS").


     Under the terms of the Agreement, CTS is obligated to provide the Company with certain minimum amounts of donor human bone and related connective soft tissue (collectively, "Bone Tissue") every calendar month in compliance with recovery standards, including the Company's donor eligibility criteria and applicable laws and regulations of the United States Food and Drug Administration ("FDA"). All finished tissue forms processed by the Company from Bone Tissue delivered by CTS are distributed, at the Company's sole discretion, to end-users such as hospitals and surgeons under the Company's standard bone product label. The Company shall reimburse CTS for its costs related to recovering and assessing donor suitability for delivered Bone Tissue that meet the Company specifications, recovery processes and shipping requirements.

     Bone Tissue delivered by CTS to the Company for processing and any finished units or other byproducts derived from such Bone Tissue shall be held by the Company in the public trust until distributed by the Company to end-users. Neither party shall have any ownership or other property right in any such Bone Tissue, finished units or other byproducts and shall not allow any third party to obtain such right.

     The initial term of the Agreement continues until March 1, 2011, and the Agreement will automatically renew for successive two year renewal terms, unless either party notifies the other in writing of its intention not to renew no later than 180 days prior to the end of the initial term or any renewal term. The Agreement can be terminated at any time by either party in the event that the other party materially breaches the Agreement and fails to cure such breach within 30 days of receiving notice of such breach, the other party files for bankruptcy or is adjudged insolvent, or the other party fails to comply with new or additional regulations implemented by the FDA. CTS can terminate the Agreement upon 180 days written notice to the Company if it determines to end its program of recovering Bone Tissue or immediately if either Musculoskeletal Transplant Foundation Inc. or Biocon Inc., indirectly or directly, acquires a controlling interest in the Company. In addition, either party may terminate the Agreement in the event of a failure to agree on price changes resulting from an extraordinary event, such as a change in applicable laws, that substantially increases CTS' recovery costs for Bone Tissue.

     The foregoing description is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for quarter ended March 31, 2006.



                                      -2-






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           OSTEOTECH, INC.


Date: March 5, 2007                        By: /s/ Mark H. Burroughs
                                              ------------------------
                                               Mark H. Burroughs,
                                               Executive Vice President and
                                               Chief Financial Officer